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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 OpenTV Corp.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         British Virgin Islands                          Inapplicable
--------------------------------------------------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

401 East Middlefield Road, Mountain View, CA 94043
--------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each class                      Name of each exchange on which
    to be so registered                      each class is to be registered

Class A Ordinary Shares                      Nasdaq National Market
---------------------------                  ------------------------------
                                             Amsterdam Stock Exchange
                                             ------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X
                                           ---

If this form relates to the registraton of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
                                           ---

Securities Act registration statement file number to which this form relates:
333-89609 (if applicable)
----------

Securities to be registered pursuant to Section 12(g) of the Act:

--------------------------------------------------------------------------------
                               (Title of class)

--------------------------------------------------------------------------------
                               (Title of class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

   Furnish the information required by Item 202 of Regulation S-K((S)229.202 of this chapter) or Item 202 of Regulation S-B ((S)228.202 of this chapter),as applicable.
   Instruction. If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of

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prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act ((S)230.424(b) of this chapter), this registration statement shall state that such prospectus shall be deemed to be incorporated by reference into the registration statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

Item 2. Exhibits.

  List below all exhibits filed as part of the registration statement:

  Instruction. See the instructions as to exhibits set forth below.


                                  SIGNATURE.

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

  (Registrant) Open TV Corp.
              ------------------------------------------------------------------
Date   November 16, 1999
    ----------------------------------------------------------------------------

By    /S/ James F. Brown            General Counsel and Secretary
  ------------------------------------------------------------------------------
   Print the name and title of the signing officer under his signature.


                          INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered,or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.
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Item 1

          Incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form F-1, File No. 333-89609, filed with the Securities and Exchange Commission on November 10, 1999.

Item 2

Exhibit
-------
No.      Description
---      -----------
 1.1     U.S. Purchase Agreement

 1.2     International Purchase Agreement

 3.1     Memorandum of Association of the Registrant

 3.2     Articles of Association of the Registrant

 4.1     Specimen Certificate for Class A Ordinary Share of the Registrant

 5.1     Opinion of Harney, Westwood & Riegels with respect to the validity of the securities being offered

10.1     Form of Indemnification Agreement between the Registrant and its officers and directors

10.2     Registrant's 1999 Employee Stock Purchase Plan and Related Documents

10.3     Registrant's Amended and Restated 1999 Share Option/Share Issuance Plan and
         Related Documents

10.4     Shareholder's Agreement among OTV Holdings Limited, OpenTV Corp. and Sun
         TSI Subsidiary, Inc., dated October 23, 1999

10.5     Trademark License Agreement between Sun Microsystems, Inc. and OpenTV, Inc., dated March 20, 1998

10.6     Technology License and Distribution Agreement between Sun Microsystems, Inc.
         and OpenTV, Inc., dated March 20, 1998

10.7     First Amendment to Technology License and Distribution Agreement, dated June 30,
         1999

10.8     Sublease between Netscape Communications, Inc. and OpenTV, Inc., dated
         March 19, 1998

10.9     Source Code License and Binary distribution Agreement between Sun Microsystems,
         Inc. and OpenTV, Inc., effective April 1, 1998

10.10    Source Code License and Binary Distribution Agreement between Sun
         Microsystems, Inc. and OpenTV, Inc., effective July 1, 1996.

10.11    Convertible Preferred Stock Purchase Agreement between OpenTV Corp. and Sun
         TSI Subsidiary, Inc., dated October 23, 1999

10.12    Convertible Preferred Stock and Warrant Purchase Agreement among OpenTV
         Corp., America Online, Inc., General Instrument Corporation, LDIG OTV, Inc.,
         News America Incorporated and TWI-OTV Holdings, Inc., dated October 23, 1999

10.13    Exchange Agreement between OpenTV Corp and Sun TSI Subsidiary, Inc., dated
         October 23, 1999

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
Exhibit
-------
No.      Description
---      -----------
10.14    Investors' Rights Agreement among OpenTV Corp., America Online, Inc., General
         Instrument Corporation, LDIG OTV, Inc., News America Incorporated, TWI-OTV
         Holdings Inc., OTV Holdings Limited, Sun TSI Subsidiary, Inc. and MIH (BVI)
         LTD., dated October 23, 1999.

10.15    Amended and Restated Stockholders' Agreement among OpenTV Corp., OpenTV,
         Inc., Sun Microsystems, Inc. and Sun TSI Subsidiary, Inc., dated October 23, 1999.

21.1     Subsidiaries of the Registrant

23.1     Consent of Harney, Westwood & Riegels (included in Exhibit 5.1)

23.2     Consent of PricewaterhouseCoopers LLP